EXHIBIT 21.1
Lennox International Inc. Subsidiaries
The following are the subsidiaries of Lennox International Inc. and the states or jurisdictions in which they are organized. Subsidiaries are indented below their immediate parent entity. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction of Inc.
Lennox Industries Inc.	100%	Iowa
SEE ANNEX A
Service Experts LLC	100%	Delaware
SEE ANNEX B
GM Development Center LLC	100%	Delaware
Lennox Inc.	100%	Canada

Heatcraft Inc	100%	Mississippi
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Kysor/Warren de Mexico, S. de R.L. de C.V.	0.05%	Mexico
Kysor/Warren Services, S. de R.L. de C.V.	1%	Mexico
Lennox Participacoes Ltda.	1%	Brazil
Heatcraft do Brasil Ltda.	0.01%	Brazil
Frigo-Bohn do Brasil Ltda.	99%	Brazil
Heatcraft do Brasil Ltda.	66.74%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Kysor/Warren de Mexico, S. de R.L. de C.V.	99.95%	Brazil
Kysor/Warren Services, S. de R.L. de C.V.	99%	Brazil
LPAC Corp.	5%	Delaware

Heatcraft do Brasil Ltda.	33.25%	Brazil

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware
LPAC Corp.	80%	Delaware

Allied Air Enterprises Inc.	100%	Delaware
LPAC Corp.	5%	Delaware

Lennox Global Ltd.	100%	Delaware
SEE ANNEX D

Lennox Procurement Company Inc.	100%	Delaware

Lake Park Insurance, Ltd.	100%	Bermuda

ANNEX A
TO
EXHIBIT 21.1
Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
Lennox Industries (Canada) Ltd.	100%	Canada
LII United Products, S. de R.L. de C.V.	99.97%	Mexico
LII United Comfort Systems, S. de R.L. de C.V.	99%	Mexico
Lennox Canada Inc.	100%	Canada
SEE ANNEX C

Lennox Hearth Products LLC	100%	Delaware
Cheminées Sécurité International Ltée	100%	Canada

LPAC Corp.	10%	Delaware

LII United Products, S. de R.L. de C.V.	0.03%	Mexico
LII Comercial S. de R.L. de C.V.	0.03%	Mexico

LII United Comfort Systems, S. de R.L. de C.V.	1%	Mexico

Lennox National Account Services Inc. — California	100%	California
Lennox National Account Services LLC	100%	Florida

Tradewinds Mechanical Services, LLC	100%	New Hampshire

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries
The following are all organized in the state indicated and owned 100% by Service Experts LLC, unless otherwise noted:
A. Frank Woods and Sons LLC — Virginia
AC/DAC, LLC — Tennessee
Air Experts LLC — Georgia
Artic Aire of Chico, Inc. — California
Atmostemp LLC — New Jersey
Austin Brothers LLC — Tennessee
Barlow Heating and Air Conditioning LLC — Delaware
Becht Heating & Cooling LLC — Delaware
Berkshire Air Conditioning LLC — Tennessee
Broad Ripple Heating & Air Conditioning LLC — Delaware
Calverley Air Conditioning & Heating LLC — Delaware
Chief/Bauer Heating & Air Conditioning LLC — Delaware
Climate Control LLC — Alabama
Climate Masters Service LLC — Colorado
Coastal Air Conditioning Service LLC — Georgia
Comfort Masters Heating & Cooling LLC — Delaware
Comfortech LLC — Tennessee
Cook Heating & Air Conditioning LLC — Michigan
Cool Breeze LLC — Ohio
D.A. Bennett LLC — New York
DiMarco Mechanical LLC — Ohio
Doler Plumbing & Heating LLC — Delaware

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries (cont’d.)
Epperson LLC — South Carolina
Eveready LLC — Virginia
Falso Service Experts LLC — New York
Fras-Air Contracting LLC*— New Jersey
Freschi Air Systems, Inc. — Tennessee
General Conditioning LLC* — New Jersey
Golden Seal Heating & Air Conditioning LLC — Delaware
Gordon’s Specialty Company LLC — Oklahoma
H.S. Stevenson & Sons LLC — Ohio
Jack Nelson Co. LLC — Oklahoma
Klawinski LLC — Delaware
Knochelmann Plumbing, Heating & Air LLC — Kentucky
Kruger’s Heating & Air Conditioning LLC — Delaware
Lake Arbor Heating LLC — Colorado
Mathews Heating & Air Conditioning LLC — Tennessee
Midland Heating and Air Conditioning LLC — South Carolina
Miller Refrigeration, A/C, & Htg. Co. — North Carolina
Neal Harris Heating, Air Conditioning & Plumbing LLC — Missouri
Norrell Heating and Air Conditioning LLC — Alabama
Pardee Refrigeration LLC — South Carolina
Parker-Pearce Service Experts LLC — Maryland
Peachtree Service Experts LLC — Georgia
Peitz Heating and Cooling LLC — South Dakota
R&M Climate Control LLC — Tennessee
Roland J. Down LLC — New York
Rolf Griffin Heating & Air Conditioning LLC — Delaware

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries (cont’d.)
San Antonio Air Conditioning LLC — Delaware
Sanders Indoor Comfort LLC — South Carolina
Service Experts DFW LLC — Tennessee
Service Experts of Indiana LLC — Tennessee
Service Experts of Memphis LLC — Tennessee
Service Experts of Northeast Louisiana LLC — Louisiana
Service Experts of Northwest Louisiana LLC — Louisiana
Service Experts of Orange — California
Service Experts of Salt Lake City LLC — Tennessee
Service Experts of the Bay Area, Inc. — California
Service Experts of the Triangle LLC — North Carolina
Service Experts of Utah LLC — Delaware
Service Experts, LLC — Florida
Steel City Heating & Air LLC — Alabama
Strand Brothers LLC — Tennessee
Strogen’s HVAC LLC — New Hampshire
Sunbeam Service Experts LLC — New York
Sunset Service Experts LLC — New York
Sylvester’s LLC — Tennessee
Teays Valley Heating and Cooling LLC — West Virginia
The McElroy Service Co. LLC — Nebraska
TML LLC — Idaho
Wesley G. Wood LLC — Pennsylvania

*	10% membership interest owned by Class B member/employee as bona fide company representative for state licensing purposes.

ANNEX C
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EXHIBIT 21.1
Lennox Canada Inc. Subsidiaries
The following are all organized in Canada and owned 100% by Lennox Canada Inc.:
Bryant Heating & Cooling Co. Ltd.
Dearie Contracting Ottawa Inc.

ANNEX D
TO
EXHIBIT 21.1
Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore
Heatcraft Refrigeration (Wuxi) Co. Ltd.	100%	China

LGL Europe Holding Co.	100%	Delaware
SEE ANNEX E

Lennox Participacoes Ltda.	99%	Brazil

Frigo-Bohn do Brasil Ltda.	1%	Brazil

LGL Belgium BVBA	0.2%	Belgium

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX F

LII Comercial S. de R.L. de C.V.	99.97%	Mexico

Lennox India Technology Centre Private Ltd.	0.1%	India

ANNEX E
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EXHIBIT 21.1
LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Holland B.V.	100%	Netherlands

Lennox India Technology Centre Private Ltd.	99.9%	India
Etablissements Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
Hyfra Ind. GmbH	0.1%	Germany
Lennox France S.A.S.	100%	France
Lennox Refac, S.A.	0.1%	Spain
LGL Refrigeration Italia s.r.l.	1%	Italy

LGL Germany GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Lennox Refac, S.A.	99.9%	Spain
Redi sur Andalucia	70%	Spain
Lennox Portugal Lda	100%	Portugal

Lennox Polska sp. z.o.o.	99.5%	Poland

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V.	100%	Belgium
Lennox Polska sp. z.o.o.	0.5%	Poland
Lennox Zao	1%	Russia

HCF-Lennox Limited	100%	United Kingdom
Lennox Industries	99%	United Kingdom

EKOKLIMA a.s.	15%	Czech Republic

Lennox Zao	99%	Russia

ANNEX F
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EXHIBIT 21.1
LGL Australia (US) Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Co Pty Ltd	100%	Australia
IGLL Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Heatcraft Geelong Pty Ltd	75%	Australia
Heatcraft Tasmania Pty Ltd	75%	Australia
Kulthorn Kirby Public Company Limited	7.7%	Thailand
Heatcraft New Zealand Limited	100%	New Zealand
Les Burk Wholesalers Unit Trust	100%	Australia